Exhibit 10.1

February 3, 2025

MicroVision, Inc.

18390 NE 68th Street

Redmond, Washington 98052

Re:	Deferral of Partial Redemption Payments

To the addressees set forth above:

Reference is made to that certain Securities Purchase Agreement (the “Securities Purchase Agreement”), dated as of October 14, 2024, by and between MicroVision, Inc., a Delaware corporation (the “Company”), and High Trail Special Situations LLC (the “Holder”) pursuant to which the Company issued Senior Secured Convertible Note due 2026, Certificate No. A-1, on October 23, 2024 in the principal amount of $45,000,000 (the “Note”). Capitalized terms used but not defined herein shall have the respective meanings ascribed to them in the Note.

For valuable consideration, the sufficiency of which is hereby acknowledged, the parties to this letter agreement hereby agree as follows:

1.	Pursuant to the terms of Section 4(a) of the Note, if the Holder wishes to elect to require the Company to redeem all or a portion of the Note for a Partial Redemption Payment, the Holder shall deliver to the Company a Partial Redemption Notice, including the applicable amount of the Partial Redemption Payment, at least ten (10) Trading Days prior to the applicable Partial Redemption Date in order to make an effective election. In accordance with the terms of Section 4(a) of the Note, the Holder hereby notifies the Company that it elects to receive Partial Redemption Payments in the amounts of $3,850,000, $3,850,000 and $3,850,000 with respect to the June 1, 2025, July 1, 2025 and August 1, 2025 Partial Redemption Dates, respectively, and the Company and the Holder agree that this letter agreement shall constitute a Partial Redemption Notice with respect to such Partial Redemption Payments.

2.	Pursuant to the terms of Section 4(a) of the Note, the Holder may, in its sole discretion, defer any Partial Redemption Payment one or more times to any subsequent Partial Redemption Date, in which case any such deferred Partial Redemption Payment shall become a Deferred Partial Redemption Payment. In accordance with the terms of Section 4(a) of the Note, the Holder hereby notifies the Company that it elects to defer the Partial Redemption Payments otherwise due on the June 1, 2025, July 1, 2025 and August 1, 2025 Partial Redemption Dates to the subsequent Partial Redemption Dates and in the amounts set forth on Exhibit A hereto.

3.	This letter agreement shall become effective upon (i) the payment by the Company of the reasonable and documented out-of-pocket expenses and costs of the Holder (in accordance with Section 4 hereof through the date of this letter agreement) and (ii) the consummation of the transactions contemplated by that certain Securities Purchase Agreement entered into by and between the Company and the Holder as of February 3, 2025 (the “February SPA”).

4.	On the date hereof, the Company shall pay all reasonable and documented out-of-pocket expenses and costs of the Holder (including, without limitation, the reasonable and documented attorney fees and expenses of counsel for the Holder) in connection with the preparation, negotiation, execution and approval of this letter agreement and the transactions contemplated hereby.

5.	Subject to the effectiveness of this letter agreement, the Holder agrees to convert all $8,750,000 of the currently outstanding Initial Principal Amount underlying the February 1, 2025, March 1, 2025, April 1, 2025 and May 1, 2025 Initial Partial Redemption Payments (the “Currently Outstanding Initial Principal Amount”) pursuant to Section 7(A) of the Note as described below. Of the Currently Outstanding Initial Principal Amount, the Holder shall convert $2,750,000 of such amount into shares of Common Stock on the date of the effectiveness of this letter agreement. The Holder shall use commercially reasonable efforts, subject to the limitations set forth in Section 7(J) of the Note, to convert the remaining unconverted portion of the Currently Outstanding Initial Principal Amount prior to March 15, 2025 (and, to the extent any of the Currently Outstanding Initial Principal Amount remains unconverted as of March 15, 2025 despite such efforts, as soon as possible thereafter).

6.	The Company shall (i) by the Disclosure Time, issue a press release disclosing the material terms of the transactions contemplated hereby (the “Public Disclosure Document”), and (ii) file a Current Report on Form 8-K with the Commission within the time required by the Exchange Act, including this letter agreement as an exhibit and describing the material terms of the transactions contemplated hereby. “Disclosure Time” means, (i) if this letter agreement is signed on a day that is not a Trading Day or after 9:00 a.m. (New York City time) and before midnight (New York City time) on any Trading Day, 9:01 a.m. (new York City time) on the Trading Day immediately following such date and (ii) if this Agreement is signed between midnight (New York City time) and 9:00 a.m. (New York City time) on any Trading Day, no later than 9:01 a.m. (New York City time) on such date. From and after the issuance or filing of the Public Disclosure Document, the Company shall have disclosed all material, nonpublic information (if any) provided to the Holder by the Company or any of its Subsidiaries or any of their respective officers, directors, employees or agents and neither the Holder nor any of its officers, directors, employees or agents shall be in possession of any material, non-public information regarding the Company or any of its Subsidiaries.

7.

Pursuant to Section 4(j)(i) and (ii), respectively, of the Securities Purchase Agreement, subject to certain exceptions, the Company is not permitted (i) during the period commencing on the date of the Securities Purchase Agreement and ending on the date immediately following the ninetieth (90th) calendar day after the effective date of the Resale Registration Statement (as such term is defined in the Securities Purchase Agreement) for the Notes Shares (as such term is defined in the Securities Purchase Agreement) underlying the Initial Purchase Notes (as such term is defined in the Securities Purchase Agreement), to directly or indirectly issue, offer, sell, grant any option or right to purchase, or otherwise dispose of (or register or amend any outstanding registration statements or file any shelf registration statements or announce any issuance, offer, sale, grant of any option or right to purchase or other disposition of) any equity security or any equity-linked or related security (including, without limitation, any “equity security” (as that term is defined under Rule 405 promulgated under the 1933 Act), any Convertible Securities (as such term is defined in the Securities Purchase Agreement), any preferred stock or any purchase rights) or (ii) for so long as the Notes (as such term is defined in the Securities Purchase Agreement) remain outstanding, to effect or enter into an agreement directly or indirectly to effect a Variable Rate Transaction (as such term is defined in the Securities Purchase Agreement). The Holder hereby consents to the release of the Company from the provisions of Section 4(j)(i) and Section 4(j)(ii) of the Securities Purchase Agreement, solely to the extent necessary to permit the transactions contemplated by the February SPA.

8.	This letter agreement may be executed by one or more of the parties on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to this letter agreement and/or any document to be signed in connection with this letter agreement and the transactions contemplated hereby shall be deemed to include Electronic Signatures (as defined below), electronic deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be. As used herein, “Electronic Signatures” means any electronic symbol or process attached to, or associated with, any contract or other record and adopted by a person with the intent to sign, authenticate or accept such contract or record. A party’s electronic signature (complying with the New York Electronic Signatures and Records Act (N.Y. State Tech. §§ 301-309), as amended from time to time, or other applicable law) of this letter agreement shall have the same validity and effect as a signature affixed by the party’s hand.

9.	All questions concerning the construction, validity, enforcement and interpretation of this letter agreement shall be determined in accordance with the provisions of the Note.

10.	This letter agreement shall constitute a Transaction Document for all purposes under the Securities Purchase Agreement. Except as amended herein, the Transaction Documents, including, for the avoidance of doubt, the Note, are hereby ratified and reaffirmed and each of the Company and the Holder acknowledges, confirms and agrees that all of the its respective obligations owing to the other party under the Transaction Documents are hereby reaffirmed and shall remain in full force and effect with no further amendments, modifications or changes hereby.

The agreement set forth in this letter agreement is limited to the extent specifically set forth above and shall in no way serve to amend or waive compliance with any terms, covenants or provisions of the Securities Purchase Agreement or the Note, other than as expressly set forth above.

[Signature Pages Follow]

This letter agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all of which counterparts together shall constitute but one and the same instrument.

Very truly yours,

MICROVISION, INC.

By:	/s/ Anubhav Verma
Name:	Anubhav Verma
Title:	Chief Financial Officer

[Signature Page to Letter Agreement]

AGREED AND ACCEPTED:

HIGH TRAIL SPECIAL SITUATIONS LLC

By:	/s/ Eric Helenek
Name:	Eric Helenek
Title:	Authorized Signatory

[Signature Page to Letter Agreement]

Exhibit A

Partial Redemption Dates	Deferred Partial Redemption Payment Due
September 1, 2025	$1,650,000[1]
October 1, 2025	$1,650,000[2]
November 1, 2025	$1,650,000[3]
December 1, 2025	$1,650,000[4]
January 1, 2026	$1,650,000[5]
February 1, 2026	$1,650,000[6]
March 1, 2026	$1,650,000[7]
Total	$11,550,000

1 Constituting $1,650,000 of the deferred June 1, 2025 Partial Redemption Payment.

2 Constituting $1,650,000 of the deferred June 1, 2025 Partial Redemption Payment.

3 Constituting $550,000 of the deferred June 1, 2025 Partial Redemption Payment and $1,100,000 of the July 1, 2025 Partial Redemption Payment.

4 Constituting $1,650,000 of the deferred July 1, 2025 Partial Redemption Payment.

5 Constituting $1,100,000 of the deferred July 1, 2025 Partial Redemption Payment and $550,000 of the deferred August 1, 2025 Partial Redemption Payment.

6 Constituting $1,650,000 of the deferred August 1, 2025 Partial Redemption Payment.

7 Constituting $1,650,000 of the deferred August 1, 2025 Partial Redemption Payment.